Exhibit 99.1
KBR Reports First Quarter Fiscal 2026 Results

First Quarter Fiscal 2026 Results
(All comparisons against the first quarter fiscal 2025 unless noted.)

•Revenues of $1.9 billion, down 5% due to expected EUCOM contingency runoff
•Net income attributable to KBR of $102 million, down 12%; Operating income of $180 million, down 11% with an Operating income margin of 9.4%
•Adjusted EBITDA2 of $251 million, up 1% with an Adjusted EBITDA2 margin of 13.1%
•Diluted EPS attributable to KBR of $0.80, down 9%
•Adjusted EPS2 of $0.96, down 5%
•Bookings and options1 of $1.9 billion with 1.1x book-to-bill1

HOUSTON, TX - May 5, 2026 - KBR, Inc. (NYSE: KBR) today announced its first quarter fiscal 2026 results.

“KBR delivered a solid start to the year, reflecting disciplined execution and resilient operations in a dynamic environment,” said Stuart Bradie, President and Chief Executive Officer. “We remain focused on consistently executing well and controlling what we can control — delivering for our customers, managing costs and margins with discipline, and generating strong cash flow. Demand across our core markets remains durable, supported by clear pipeline visibility, and we are continuing to execute on our planned spin transaction, which we believe will sharpen strategic focus and create long‑term value for shareholders.”

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flow, and Adjusted operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Summarized First Quarter Fiscal 2026 Consolidated Results

	Three months ended
	April 3,	April 4,
Dollars in millions, except share data	2026	2025
Revenues	$1,923	$2,018
Operating income	180	202
Net income attributable to KBR	102	116
Net income attributable to KBR from continuing operations	103	120
Adjusted EBITDA[2]	251	248
Operating income margin	9.4%	10.0%
Adjusted EBITDA[2] margin	13.1%	12.3%
Earnings per share:
Diluted earnings per share attributable to KBR	0.80	0.88
Diluted earnings per share from continuing operations	0.81	0.91
Adjusted earnings per share[2]	0.96	1.01
Cash flows:
Operating cash flows from continuing operations	110	91
Adjusted operating cash flows[2]	119	91
Return of capital to shareholders:
Payments to repurchase common stock	4	156
Payments of dividends to shareholders	21	20
	April 3,	January 2,
	2026	2026
Leverage:
Net debt[3]	2,222	2,117
TTM Adjusted EBITDA[2]	971	968
Net leverage	2.3x	2.2x

First Quarter Fiscal 2026 Consolidated Results Review
(All comparisons against the first quarter fiscal 2025 unless noted.)

Revenues were $1.9 billion, down 5% or $95 million, primarily due to the expected runoff of EUCOM contingency scope.

Operating income was $180 million, down 11% or $22 million, primarily reflecting lower Gross profit due to lower Revenues and services mix, partially offset by higher Equity in earnings of unconsolidated affiliates and lower Selling, general and administrative expenses.

Net income attributable to KBR was $102 million, down 12% or $14 million, primarily due to lower Operating income noted above, partially offset by lower Interest expense.

Diluted earnings per share attributable to KBR were $0.80, down 9% or $0.08, primarily due to lower Net income attributable to KBR noted above, partially offset by lower diluted weighted average common shares outstanding due to open market share repurchases.

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Adjusted EBITDA2 was $251 million, up 1% or $3 million, in line with the prior year period. Adjusted EBITDA2 margin was 13.1%.

Adjusted earnings per share2 were $0.96, down 5% or $0.05, due to higher interest expense from unconsolidated joint ventures, partially offset by lower adjusted weighted average common shares outstanding due to open market share repurchases.

Backlog and options as of the quarter end totaled $23.2 billion. Book-to-bill1 was 1.1x for the quarter.

Summarized First Quarter Fiscal 2026 Segment Results

	Three months ended
	April 3,	April 4,
Dollars in millions, Backlog in billions	2026	2025
Revenues	$1,923	$2,018
Mission Technology Solutions	1,296	1,381
Sustainable Technology Solutions	627	637
Adjusted EBITDA[2]	251	248
Mission Technology Solutions	138	139
Sustainable Technology Solutions	137	135
Corporate	(24)	(26)
Adjusted EBITDA[2] margin	13.1%	12.3%
Mission Technology Solutions	10.6%	10.1%
Sustainable Technology Solutions	21.9%	21.2%
	April 3,	January 2,
	2026	2026
Backlog	17,322	16,864
Mission Technology Solutions	12,622	12,552
Sustainable Technology Solutions	4,700	4,312
Backlog and options	23,183	23,211
Mission Technology Solutions	18,483	18,899
Sustainable Technology Solutions	4,700	4,312

First Quarter Fiscal 2026 Segment Results Review
(All comparisons against the first quarter fiscal 2025 unless noted.)

Mission Technology Solutions (MTS)
Revenues were $1.3 billion, down 6% or $85 million, reflecting declines in U.S. Defense and Intelligence Clients driven by the expected runoff of EUCOM contingency scope. Federal Civilian Client revenues also declined due to funding restrictions at NASA. These impacts were partially offset by growth in International Government Clients, particularly in Australia, where defense programs continued to expand.

Operating income was $111 million, down 2% or $2 million, as lower Revenues were largely offset by favorable mix from the roll‑off of lower‑margin work and increased contribution from higher‑value offerings. Operating income margin improved to 8.6%.

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Adjusted EBITDA2 was $138 million, down 1% or $1 million, in line with the prior year period. Adjusted EBITDA2 margin was 10.6%.

Backlog and options as of the quarter end totaled $18.5 billion. Book-to-bill1 was 1.0x for the quarter.

The following new business awards were announced:
•Awarded a $200 million ceiling recompete to deliver AI‑enabled IT and systems engineering for the US Department of Transportation’s Volpe Center, supporting aviation safety and transportation modernization.
•Awarded a $95 million contract to advance digital engineering and decision support for the US Space Force, accelerating development of next‑generation space systems.
•Awarded a $510 million ceiling multi‑award IDIQ to provide joint data and analytic support for the Office of the Secretary of War (CAPE/JDS), enabling faster, data‑driven strategic decision‑making.
•Awarded two LOGCAP V task order modifications with a combined $449 million ceiling to deliver logistics, base operations, and data‑driven sustainment for the U.S. Army across Europe and North America, with performance through March 2027.
Additionally, Mission Technology Solutions supported NASA’s Artemis II mission, providing real‑time mission operations and astronaut health monitoring from Mission Control during the first human mission beyond low‑Earth orbit since Apollo 17, reinforcing KBR’s role in delivering mission‑critical services for complex space exploration programs.

Sustainable Technology Solutions (STS)
Revenues were $627 million, down 2% or $10 million, reflecting U.S. projects nearing completion, partially offset by ramp‑up activity in the Middle East from recent awards.

Operating income was $113 million, down 11% or $14 million, primarily reflecting the mix of services across the portfolio, partially offset by increased Equity in earnings from unconsolidated affiliates and a favorable closeout. Operating income margin was 18.0%.

Adjusted EBITDA2 was $137 million, up 1% or $2 million, in line with the prior year period. Adjusted EBITDA2 margin was 21.9%.

Backlog as of the quarter end totaled $4.7 billion. Book-to-bill1 was 1.2x for the quarter.

The following new business awards were announced:
•Awarded a project management and technical services contract by Zallaf Exploration, Production and Refining of Oil and Gas Company to support the South Refinery Project in Ubari, southwest Libya.
•Awarded a landmark seven‑year general maintenance services contract with an optional three‑year extension by Saudi Aramco Total Refining and Petrochemical Company (SATORP) to support its petrochemical expansion complex in Jubail, Saudi Arabia.

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

•Awarded a 10‑year catalyst supply contract by Indorama Eleme Fertilizer & Chemicals FZE to support its global ammonia plant portfolio, representing KBR’s first long‑term catalyst agreement in the ammonia sector.
•Awarded an integrated field management services contract by Basra Oil Company for the Majnoon Oil Field in southern Iraq to support production optimization and field modernization.
•Awarded a strategic 10-year digitally-enabled general maintenance services contract for Petro Rabigh's Polymer I and Polymer II plants in Saudi Arabia.

Additionally, Sustainable Technology Solutions made a strategic investment in UK‑based Applied Computing, strengthening KBR’s AI‑enabled technology platform and supporting innovation across energy and industrial markets. The investment provides KBR with board representation, enabling closer strategic alignment and collaboration as Applied Computing’s capabilities are integrated with KBR’s digital and engineering solutions.

Lastly, during the quarter, KBR’s unconsolidated joint venture, Brown & Root Industrial Services, completed the acquisition of Specialty Welding and Turnarounds (SWAT), reinforcing KBR’s strategy to expand recurring services through unconsolidated joint ventures while maintaining a disciplined, capital‑light approach.

Balance Sheet, Cash Flow, and Capital Deployment
Liquidity as of April 3, 2026, totaled approximately $1.0 billion, comprising $605 million in borrowing capacity under the revolving credit facility and $380 million in cash and cash equivalents. Net leverage ratio as of April 3, 2026, was 2.3x.

Operating cash flows from continuing operations for the quarter were $110 million, up 21% or $19 million. Adjusted operating cash flows2 for the quarter were $119 million, up 31% or $28 million.

During the first quarter, KBR returned $25 million in capital to shareholders, consisting of $4 million in withhold to cover shares and $21 million in regular dividends.

Reaffirming Fiscal 2026 Guidance
KBR reaffirms the following full‑year fiscal 2026 outlook for the consolidated company and plans to update standalone outlooks in connection with the planned spin transaction.

Fiscal Year 2026 Guidance
Revenues	$7.90B - $8.36B
Adjusted EBITDA	$980M - $1,040M
Adjusted EPS	$3.87 - $4.22
Adjusted operating cash flows	$560M - $600M

The company does not provide reconciliations of Adjusted EBITDA, Adjusted EPS, and Adjusted operating cash flows to the most comparable GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

proceedings, unusual gains and losses, and acquisition-related expenses without unreasonable effort, which could be material to the company’s results computed in accordance with GAAP.

Strategic Intent to Spin Off Mission Technology Solutions
On September 24, 2025, KBR announced its intention to spin off its Mission Technology Solutions segment into a separate, U.S. publicly traded company. We continue to believe that the formation of two independent companies with distinct offerings will better position both companies to deliver long-term profitable growth and value for customers, employees, and shareholders. Upon completion, KBR and its shareholders are expected to benefit from ownership in two pure‑play public companies with enhanced strategic and management focus, prioritized commercial resources, operational independence, and financial flexibility to support strategic imperatives.

In connection with the planned separation, certain perimeter changes were implemented in fiscal 2026 to better align the businesses ahead of the spin‑off, including the transition of Frazer‑Nash Consultancy and the UK Civil Nuclear portfolio to Sustainable Technology Solutions.

The planned spin‑off is intended to be tax‑free to KBR and its shareholders for U.S. federal income tax purposes and is targeting completion on January 4, 2027, which is the first business day of fiscal 2027, subject to final approval by KBR’s Board of Directors and other customary conditions. Additional details regarding the spin off transaction are available on the Investor Relations section of KBR's website at investors.kbr.com/news-and-events/spin-off-information.

Conference Call Details
The company will host a conference call to discuss its first quarter fiscal 2026 results on Tuesday, May 5, 2026, at 7:30 a.m. Central Time. The conference call will be webcast simultaneously through the Investor Relations section of KBR’s website at investors.kbr.com. A replay of the webcast will be available shortly after the call on KBR’s website or by telephone at +1.866.813.9403, passcode: 808352.

About KBR
We deliver science, technology and engineering solutions to governments and companies around the world. KBR employs approximately 36,000 people worldwide with customers in more than 85 countries and operations in over 28 countries. KBR is proud to work with its customers across the globe to provide technology, value-added services, and long-term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.

Visit www.kbr.com

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Operating cash conversion, and Adjusted operating cash flows and conversion are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Forward-Looking Statements
The statements in this press release that are not historical statements, including statements regarding our expectations for our future financial performance, effective tax rate, operating cash flows, contract revenues, award activity and backlog, program activity, our business strategy, business opportunities, interest expense, our plans for raising and deploying capital and paying dividends, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: uncertainty, delays or reductions in government funding, appropriations and payments, including as a result of continuing resolution funding mechanisms, government shutdowns or changing budget priorities; developments and changes in government laws, regulations and regulatory requirements and policies that may require us to pause, delay or abandon new and existing projects; changes in the priorities, focus, authority and budgets of government agencies under the current administration that may impact our existing projects and/or our ability to win new contracts; the ongoing conflict between Russia and Ukraine and global volatility and continued unrest, including in the Middle East, and the related impacts on our business; potential adverse economic and market conditions, such as interest rate and currency exchange rate fluctuations, or ongoing uncertainty related to impacts of newly imposed U.S. tariffs and any additional responsive non-U.S. tariffs or other changes in trade policy, including impact tariffs could have on customer spend; the company’s ability to manage its liquidity; delays, cancellations or reversals of contract awards due to bid protests or legal challenges; the potential adverse outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; the possibility of cyber and malware attacks; increased competition for employees; the ability to successfully complete and integrate acquisitions; the company's proposed spin off; investment decisions by project owners; and operations of joint ventures, including joint ventures that are not controlled by the company.

The company's most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission (SEC) filings discuss some of the important risk factors that the company has identified that may affect its business, results of operations and financial condition. Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investor Relations: Rachael Goldwait Vice President, Investor Relations 713-753-4634 Investors@kbr.com	Media Relations: Philip Ivy Vice President, Global Communications 713-753-3800 Mediarelations@kbr.com

KBR, Inc.
Condensed Consolidated Statements of Operations
(In millions, except for per share data)
(Unaudited)

	Three months ended
	April 3,	April 4,
	2026	2025
Revenues:
Mission Technology Solutions	$1,296	$1,381
Sustainable Technology Solutions	627	637
Total revenues	1,923	2,018
Gross profit	265	300
Equity in earnings of unconsolidated affiliates	51	42
Selling, general and administrative expenses	(133)	(140)
Other	(3)	—
Operating income (loss):
Mission Technology Solutions	111	113
Sustainable Technology Solutions	113	127
Corporate	(44)	(38)
Total operating income	180	202
Interest expense	(37)	(41)
Other non-operating income	—	3
Income from continuing operations before income taxes	143	164
Provision for income taxes	(40)	(43)
Net income from continuing operations	103	121
Net loss from discontinued operations, net of tax	(2)	(6)
Net income	101	115
Less: Net income attributable to noncontrolling interests included in continuing operations	—	1
Less: Net loss attributable to noncontrolling interests included in discontinued operations	(1)	(2)
Net income attributable to KBR	102	116
Adjusted EBITDA¹	$251	$248

Diluted earnings per share from continuing operations	$0.81	$0.91
Diluted loss per share from discontinued operations	$(0.01)	$(0.03)
Diluted earnings per share attributable to KBR	$0.80	$0.88
Adjusted EPS¹	$0.96	$1.01
Diluted weighted average common shares outstanding	127	132
Adjusted weighted average common shares outstanding	127	132
1 See additional information at the end of this release regarding non-GAAP financial information, including a reconciliation to the nearest GAAP measure

KBR, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share data)

	April 3, 2026	January 2, 2026
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$380	$500
Accounts receivable, net of allowance for credit losses of $5 and $6, respectively	1,039	1,086
Contract assets	332	280
Other current assets	180	166
Current assets of discontinued operations	16	19
Total current assets	1,947	2,051
Pension assets	101	89
Property, plant and equipment, net of accumulated depreciation of $503 and $506 (including net PPE of $5 and $5 owned by a variable interest entity), respectively	227	232
Operating lease right-of-use assets	212	217
Goodwill	2,671	2,677
Intangible assets, net of accumulated amortization of $513 and $501, respectively	709	727
Equity in and advances to unconsolidated affiliates	216	107
Deferred income taxes	151	162
Other assets (including $49 and $0 of available-for-sale debt securities at fair value, respectively)	391	322
Total assets	$6,625	$6,584
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$706	$712
Contract liabilities	330	331
Accrued salaries, wages and benefits	349	342
Current maturities of long-term debt	49	49
Other current liabilities	232	235
Current liabilities of discontinued operations	18	19
Total current liabilities	1,684	1,688
Employee compensation and benefits	134	144
Income tax payable	94	83
Deferred income taxes	94	95
Long-term debt	2,534	2,547
Operating lease liabilities	228	236
Other liabilities	268	279
Total liabilities	5,036	5,072
Commitments and Contingencies
KBR shareholders' equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value 300,000,000 shares authorized, 183,143,531 and 182,891,428 shares issued, and 126,789,905 and 126,454,289 shares outstanding, respectively	—	—
Paid-in capital in excess of par	2,561	2,552
Retained earnings	1,778	1,697
Treasury stock, 56,353,626 shares and 56,437,139 shares, at cost, respectively	(1,817)	(1,818)
Accumulated other comprehensive loss	(938)	(928)
Total KBR shareholders' equity	1,584	1,503
Noncontrolling interests	5	9
Total shareholders' equity	1,589	1,512
Total liabilities and shareholders' equity	$6,625	$6,584

KBR, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three months ended
	April 3, 2026	April 4, 2025
Cash flows from operating activities:
Net income	$101	$115
Net loss from discontinued operations, net of tax	2	6
Net income from continuing operations	103	121
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41	41
Equity in earnings of unconsolidated affiliates	(51)	(42)
Deferred income tax	12	13
Other	(4)	(2)
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for credit losses	44	(71)
Contract assets	(52)	(5)
Accounts payable	(6)	(14)
Contract liabilities	—	(8)
Accrued salaries, wages and benefits	15	20
Payments on operating lease liabilities	(21)	(19)
Payments from unconsolidated affiliates, net	5	4
Distributions of earnings from unconsolidated affiliates	73	88
Other assets and liabilities	(49)	(35)
Total cash flows provided by operating activities - continuing operations	$110	$91
Cash flows from investing activities:
Purchases of property, plant and equipment	$(12)	$(2)
Investment in equity method investments, net	(115)	—
Purchases of available-for-sale debt securities	(49)	—
Purchases of other investments	(13)	—
Other	1	(1)
Total cash flows used in investing activities - continuing operations	(188)	(3)
Cash flows from financing activities:
Borrowings on Revolver	141	275
Payments on short-term and long-term debt	(12)	(9)
Payments on Revolver	(141)	(95)
Payments to repurchase common stock	(4)	(156)
Payments of dividends to shareholders	(21)	(20)
Other	(6)	(1)
Total cash flows used in financing activities - continuing operations	$(43)	$(6)
Total operating cash flows from discontinued operations	(2)	7
Total investing cash flows from discontinued operations	—	(6)
Total cash flows from discontinued operations	$(2)	$1
Effect of exchange rate changes on cash	2	9
Increase (decrease) in cash and cash equivalents	(121)	92
Cash and cash equivalents at beginning of period	505	350
Cash and cash equivalents at end of period	$384	$442
Less: cash and cash equivalents of discontinued operations	4	10
Cash and cash equivalents at end of period for continuing operations	$380	$432
Supplemental disclosure of cash flows information:
Noncash financing activities
Dividends declared	$21	$22

Unaudited Non-GAAP Financial Information
The following information provides reconciliations of certain non-GAAP financial measures presented in the press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided the non-GAAP financial information presented in the press release as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

Adjusted EBITDA
We evaluate performance based on Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is defined as Net income (loss) attributable to KBR, plus Net loss from discontinued operations, net of tax; less Net income (loss) attributable to noncontrolling interest included in discontinued operations; less Interest expense; Other non-operating expense (income); Provision for income taxes; Depreciation and amortization (D&A); and certain discrete items as identified by Management to be non-recurring in nature as set forth below. Adjusted EBITDA can also be defined as Operating income less Net income attributable to noncontrolling interests from continuing operations; plus D&A; and certain discrete items as identified by Management to be non-recurring in nature as set forth below. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenues. Adjusted EBITDA and Adjusted EBITDA margin for each of the three month periods ended April 3, 2026 and April 4, 2025 are considered non-GAAP financial measures under SEC rules because Adjusted EBITDA excludes certain amounts included in the calculation of Net income (loss) attributable to KBR in accordance with GAAP for such periods. Management believes Adjusted EBITDA and Adjusted EBITDA margin afford investors a view of what management considers KBR's core performance for each of the three month periods ended April 3, 2026 and April 4, 2025 and also affords investors the ability to make a more informed assessment of such core performance for the comparable periods.

	Three months Ended
	April 3,	April 4,
Dollars in millions	2026	2025

Net income attributable to KBR	$102	$116
Net loss from discontinued operations, net of tax	2	6
Net loss attributable to noncontrolling interest included in discontinued operations	(1)	(2)
Net income attributable to KBR from continuing operations	$103	$120
•Interest expense	37	41
•Other non-operating income	—	(3)
•Provision for income taxes	40	43
•Depreciation and amortization	41	41
•Spin off, acquisition and integration	16	6
•Share of JV interest, tax, D&A and acquisition costs (1)	14	—
Adjusted EBITDA	$251	$248

	Three months ended
	April 3,	April 4,
Dollars in millions	2026	2025

Operating income - MTS	$111	$113
•Depreciation and amortization	25	26
•Spin off, acquisition and integration	1	—
•Share of JV interest, tax, D&A and acquisition costs (1)	1	—
Adjusted EBITDA - MTS	$138	$139

Operating income - STS	$113	$127
•Net income attributable to noncontrolling interests included in continuing operations	—	(1)
•Depreciation and amortization	10	9
•Spin off, acquisition and integration	1	—
•Share of JV interest, tax, D&A and acquisition costs (1)	13	—
Adjusted EBITDA - STS	$137	$135

Operating loss - Corporate	$(44)	$(38)
•Depreciation and amortization	6	6
•Spin off, acquisition and integration	14	6
Adjusted EBITDA - Corporate	$(24)	$(26)

Operating income - KBR	$180	$202
•Net income attributable to noncontrolling interests included in continuing operations	—	(1)
•Depreciation and amortization	41	41
•Spin off, acquisition and integration	16	6
•Share of JV interest, tax, D&A and acquisition costs (1)	14	—
Adjusted EBITDA - KBR	$251	$248

(1) Beginning with the three months ended April 3, 2026, costs related to our share of JV interest, tax, D&A and acquisition costs were included as EBITDA adjustments on a prospective basis. Management concluded that retrospective application would not provide additional meaningful information to investors and therefore did not recast historical non‑GAAP results. The estimated impact to fiscal 2025 margins was approximately 20 basis points.

Adjusted EPS
Adjusted earnings per share (Adjusted EPS) for each of the three month periods ended April 3, 2026 and April 4, 2025 is considered a non-GAAP financial measure under SEC rules because Adjusted EPS excludes certain amounts included in the Diluted EPS calculated in accordance with GAAP for such periods. The most directly comparable financial measure calculated in accordance with GAAP is Diluted EPS for the same periods. Management believes that Adjusted EPS affords investors a view of what management considers KBR's core earnings performance for each of the three month periods ended April 3, 2026 and April 4, 2025 and also affords investors the ability to make a more informed assessment of such core earnings performance for the comparable periods.

	Three months ended
	April 3,	April 4,
	2026	2025

Diluted EPS attributable to KBR	$0.80	$0.88
Less: Diluted earnings (loss) per share from discontinued operations	(0.01)	(0.03)
Diluted EPS from continuing operations	$0.81	$0.91
•Amortization related to acquisitions	0.06	0.07
•Spin off, acquisition and integration	0.09	0.03
Adjusted EPS	$0.96	$1.01
Diluted weighted average common shares outstanding	127	132
Adjusted weighted average common shares outstanding	127	132

Adjusted Operating Cash Flows and Adjusted Operating Cash Conversion
Adjusted operating cash flows and Adjusted operating cash conversion are considered non-GAAP financial measures under SEC rules. Adjusted operating cash flows exclude certain amounts included in the cash flows provided by operating activities calculated in accordance with GAAP. Adjusted operating cash conversion is calculated as Adjusted operating cash flows divided by Adjusted weighted average common shares outstanding, which is then divided by Adjusted earnings per share. Management believes that Adjusted operating cash flows and adjusted operating cash conversion afford investors a view of what management considers KBR's core operating cash flow performance for each of the three month periods ended April 3, 2026 and April 4, 2025 and also afford investors the ability to make a more informed assessment of such core operating cash generation performance.

	Three months ended
	April 3,	April 4,
Dollars in millions, except per share amounts	2026	2025

Operating cash flows from continuing operations	$110	$91
Adjust: Spin off	9	—
Adjusted operating cash flows	$119	$91

Adjusted operating cash flow per adjusted share	$0.94	$0.69
Adjusted earnings per share	0.96	1.01

Adjusted operating cash conversion	98%	68%